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                                                                   EXHIBIT 23(b)


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Gannett Co., Inc.

We consent to the incorporation by reference in the registration statement on Amendment No. 1 to Form S-3 of Gannett Co., Inc. of our report dated February 10, 1995, with respect to the consolidated balance sheets of Multimedia, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Multimedia, Inc.

We also consent to the reference to our firm under the heading "interests of named experts and counsel."


                                              /s/ KPMG PEAT MARWICK LLP
                                              -------------------------


Greenville, South Carolina
December 12, 1995